Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

CERo Therapeutics Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	457(c)	12,500,000	(2)	$ 8.35	(3)	$104,375,000.00	0.00015310	$15,979.82
Carry Forward Securities

Carry Forward Securities	—	—	—	—				—			—	—	—	—
	Total Offering Amounts							$104,375,000.00		$15,979.82
	Total Fees Previously Paid									—
	Total Fee Offsets									—
	Net Fee Due									$15,979.82

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-1 shall also cover such indeterminate number of additional shares of common stock, par value $0.0001 per share (“Common Stock”), of CERo Therapeutics Holdings, Inc. (the “Company”) as may be issued or issuable because of stock splits, stock dividends, stock distributions, and similar transactions.

(2)	Includes 12,500,000 shares of Common Stock that the Company may elect, in its sole discretion, to issue and sell to Keystone Capital Partners, LLC (“Keystone”), from time to time from and after the Keystone Commencement Date (as defined in the Keystone Purchase Agreements (as defined below)) pursuant to a Common Stock Purchase Agreement, dated as of July 11, 2025, by and between the Company and Keystone (the “New Keystone Purchase Agreement”). We have separately registered (i) 100,584 shares of Common Stock that have been issued to Keystone pursuant to a Common Stock Purchase Agreement, dated as of November 8, 2024, by and between the Company and Keystone (the “November 2024 Keystone Purchase Agreement”) and (iii) 11,690 shares of Common Stock that have been issued to Keystone pursuant to a Common Stock Purchase Agreement, dated as of February 14, 2024, by and between the Company and Keystone (the “February 2024 Keystone Purchase Agreement,” together with the New Keystone Purchase Agreement and the November 2024 Keystone Purchase Agreement, the “Keystone Purchase Agreements”), as consideration for it establishing an equity line of credit.

(3)	Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the shares of Common Stock on the Nasdaq Capital Market on July 16, 2025. This calculation is in accordance with Rule 457(c) of the Securities Act.